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                                                                           EX-16


PRICE WATERHOUSE LLP



April 26, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

                           Maxus Energy Corporation
                           ------------------------

We have read Item 4 of Maxus Energy Corporation Form 8-K dated April 21, 1995 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,

PRICE WATERHOUSE LLP